CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAD BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   Exhibit 10.11


                               [Logo Goes Here]

                        BRIO SOFTWARE LICENSE AGREEMENT

This Software License Agreement, ("Agreement") is made effective as of September 29, 1999 (the "Effective Date"), by and between Brio Technology Inc., a Delaware corporation with its principal place of business at 3460 W. Bayshore Road, Palo Alto, CA 94303 ("Brio"), and TriNet VCO a California corporation with an office at 101 Callan Avenue San Leandro, CA 94577
("Licensee").

1. DEFINITIONS

1.1.  Licensed Program Materials shall mean the Licensed Programs in machine
      --------------------------
readable object code only, and associated User Documentation, provided to Licensee by Brio and specified in Exhibit A. The Licensed Program Materials shall also be deemed to include any Updates of Licensed Program Materials made generally available by Brio to its licensees, provided Licensee has made payment for Support and Maintenance under the terms of any Exhibit B (Support and Maintenance) attached hereto.

1.2. Designated Locations shall mean the particular location(s), if applicable,
     --------------------
set forth in Exhibit A where Licensed Program Materials are permitted to be used pursuant to the license grant defined in Exhibit A.

2. LICENSE GRANTS

License Grant.  Licensee shall be granted the license grants set forth in
-------------
Exhibit A. The foregoing license grants shall be subject to the terms and conditions of this Agreement. Brio reserves all rights in the Licensed Program Materials, which are not expressly granted herein.

3. ADDITIONAL LICENSE CONDITIONS

3.1  Reverse Engineering.  Licensee shall not decompile, reverse engineer or
     -------------------
otherwise attempt to derive or modify the source code of the Licensed Programs Materials unless expressly licensed to do so by Brio in writing. Licensee shall not merge the Licensed Program Materials with another program.

3.2  Proprietary Notices.  Licensee agrees to reproduce and include any
     -------------------
copyright or other proprietary rights notices of Brio on all copies, in whole or in part, in any form, including partial copies, of the Licensed Program Materials made hereunder. Licensee further agrees to permit Brio to enter any of Licensee's premises during regular business hours, upon five (5) days written notice, to inspect the Licensed Program Materials, and Licensee's use thereof, in any reasonable manner.

3.3  No Licensee Modification or Translation.  Licensee shall not modify,
     ---------------------------------------
translate or create derivative works of the Licensed Program Materials.

3.4  Sublicensing, Rental, Lease or Resale.  Licensee shall not sublicense,
     -------------------------------------
rent, lease, resell for profit, or distribute, the Licensed Program Materials or derivative works thereof.

3.5  Export.  Licensee shall not export or re-export, directly or indirectly,
     ------
the Licensed Program Materials or any part thereof in a manner prohibited by the United States Export Administration Act or the regulations thereunder.

3.6  Brio Modifications.  Brio reserves the right to modify the Licensed Program
     ------------------
Materials in order to reflect changes in support requirements or to improve then-existing Licensed Program Materials.

4.  RECORDS AND AUDITS

Licensee shall maintain complete and accurate records of the number of copies of Licensed Programs Materials it has made, and the location of such copies, and the Designated Computer upon which the Licensed Program Materials have been loaded. Brio shall, at any time during the term of this Agreement, be entitled to audit such records, upon seven (7) prior days written notice to Licensee, in order to confirm the accuracy of Licensee's records and Licensee's conformance with the terms and conditions of this Agreement; provided, that no more than one
(1) such audit may be conducted in any one hundred and eighty (180) day period. Any such audit shall be performed at Brio's expense during Licensee's normal business hours. If an audit reveals that Licensee has underpaid fees and/or charges to Brio in excess of five percent (5%), then Licensee will pay Brio's reasonable costs of conducting the audit, in addition to the underpaid amounts, plus interest as provided in Section 6.1 below.

5.  TITLE

Ownership of all right, title and interest in and to the originals and any copies, in whole or in part, of the Licensed Program Materials, including translations, compilations, partial copies, modifications and updated works, and ownership of all patents, trade secrets, copyrights and other intellectual property rights pertaining thereto, shall be and shall remain the sole property of Brio. Licensee acknowledges that the license granted pursuant to this Agreement does not provide Licensee with title or ownership of the Licensed Program Materials. Licensee shall keep the Licensed Program Materials free and clear of all claims, liens and encumbrances.

6.  PAYMENTS

6.1  License Fees.  The fees for the license, maintenance, and other services
     ------------
granted under this Agreement are set forth in Exhibit A. All fees and charges will be invoiced by Brio to Licensee and must be paid in full within thirty (30) days after the date of invoice or as otherwise specified on Exhibit A to this agreement. All payments are due in United States dollars. Brio reserves the right to apply a service charge to any unpaid balance at the rate of 1.5% per month (but in no event more than the maximum rate allowed by law) for any fee or charge not paid within thirty (30) days after the date of invoice. If Licensee fails to pay any invoice when due, Brio will have the right to institute collection procedures to recover same, and Licensee will be responsible for all reasonable costs of collection incurred by Brio, including without limitation litigation costs, reasonable attorneys' fees and court costs. Brio also reserves the right to discontinue or suspend any services, with written notice thereof to Licensee, including the termination of this Agreement for Licensee's failure to make timely payment of applicable fees or charges, without penalty to Brio.


MAIL TO:                 Brio Technology, Inc.
                         Dept. CH  10866
                         Palantine, IL  60055-0866

6.2 Taxes.   Licensee shall pay or reimburse Brio for all taxes, duties and
    -----
assessments imposed on Licensee or Brio in connection with the license or use of Licensed Program Materials under this Agreement or any services provided hereunder, including without limitation all sales, use, excise and other taxes and duties, excluding only taxes based upon Brio's net income. Licensee shall hold Brio harmless from all claims and liability arising from Licensee's failure to report or pay any such taxes, duties and assessments.

7. DELIVERY AND ACCEPTANCE


7.1 Delivery. Brio shall deliver the copies of Licensed Program Materials
    --------
specified in Exhibit A to Licensee within fifteen (15) business from the Effective Date of this Agreement. Shipment shall be F.O.B. Brio's facilities.

7.2 Acceptance. (1) In the event that the Licensed Program Materials were
    ----------
evaluated by Licensee prior to the Effective Date under an evaluation or trial license agreement between Brio and Licensee, for purposes of this Agreement, the Licensed Program Materials shall be deemed accepted by Licensee upon the later of the Effective Date or delivery to Licensee, (2) In the event that the Licensed Program Materials were not evaluated by Licensee prior to the Effective Date under an evaluation or trial license agreement between Brio and Licensee, the following terms shall apply: Following delivery of the Licensed Program Materials, Licensee shall have a period of ten (10) business days to undertake inspection and testing of the Licensed Program Materials to determine conformance with applicable User Documentation. Licensees failure to notify Brio in writing of any defects within the ten (10) business day inspection period, in the Licensed Program Materials shall be deemed acceptance thereof.


8. BRIO PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION.

Licensee agrees not to provide or otherwise make available any Licensed Program Materials to any competitor of Brio or to any person other than employees, consultants, contractors or agents of Licensee who are not competitors of Brio and who have a need to use such Licensed Program Materials. Licensee acknowledges that the Licensed Program Materials, as well as other information concerning Brio's business, products, proposed new products, licensees and related information constitute Brio's confidential and proprietary information ("Confidential Information"). Licensee agrees that Licensee will take appropriate action by instruction, agreement, or otherwise with Licensee's employees to satisfy Licensee's obligations under this Agreement with respect to use, copying, modification, protection and security of Confidential Information. Licensee shall promptly return all Confidential Information to Brio (i) after termination of this Agreement, or (ii) upon receipt by the Licensee of written notice from Brio requesting return of such Confidential Information.

9. LIMITED WARRANTY

9.1 Limited Warranty. Brio warrants that for a period of thirty (30) days from
    ----------------
receipt of Licensed Program Materials by Licensee, (i) the media on which the Licensed Program Materials are recorded will be free from defects in materials and workmanship, and (ii) the Licensed Programs Materials will perform substantially in accordance with their then-current User Documentation, provided that such Licensed Program Materials are property used by Licensee. Brio makes no warranty as to the Licensed Program Materials after said thirty (30) day period. Brio does not warrant that the Licensed Program Materials will meet Licensee's requirements or will operate in combination with other software which may be selected for use by Licensee, or that the operation of the Licensed Program Materials will be uninterrupted or error-free. Brio's sole and exclusive liability and Licensee's sole and exclusive remedy under this Limited Warranty shall be, at Brio's election, either (i) replacement of the disk if defective, or (ii) Brio's reasonable effort to make the Licensed Program materials perform substantially in accordance with the accompanying User Documentation, if the Licensed Program Materials initially delivered are defective. The above remedies are available only if Brio is promptly notified in writing within the thirty
(30) day warranty period. This limited warranty is VOID if failure of the Licensed Programs is due to accident, abuse or misapplication. Any replacement Licensed Program will be warranted for the remainder of the original warranty period, or for thirty (30) days, whichever is longer.

9.2 Warranty of Title.  Each party warrants that it has all necessary right,
    -----------------
power and authority to enter into this Agreement.

9.3.  Warranty of Year 2000 compliancy.  Brio warrants that the Licensed Program
----  --------------------------------
Materials will be "year 2000 compliant" in that when used in accordance with its associated User Documentation they will correctly process, provide and/or receive date data within and between the twentieth and twenty-first centuries, provided that all hardware, software and firmware used (including but not limited to Databases and API's) in association with the Licensed Program Materials exchange accurate date data. "Year 2000 compliant" includes, but is not limited to, date and century recognition before and after 1/1/2000, calculations to accommodate same century, and multi-century formulas end date values, and date data interface values that reflect the century. Leap year calculations are accommodated.

9.4.  Disclaimer.  EXCEPT FOR THE LIMTED WARRANTY SET FORTH HEREIN, BRIO MAKES
      ----------
NO PROMISES, REPRESENATIONS OR WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY LICENSED PROGRAM MATERIALS, INCLUDING THEIR CONDITION, THEIR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, OR THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, AND BRIO SPECIFICALLY EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

10. SUPPORT MAINTENANCE AND TRAINING

10.1  Support.  Licensee shall have the right, upon payment of the support fees
      -------
set forth in any Exhibit A attached hereto, to the support services outlined in Exhibit B hereto. The names of specified Licensee contact persons shall be added to such Exhibit B. Such contact persons shall attend the classes specified in such Exhibit A, and after attending such training may obtain support from Brio as set forth in such Exhibit B.

10.2  Maintenance.  Upon payment of maintenance fees as set forth in any Exhibit
      -----------
A attached hereto, Licensee shall have the right to receive maintenance from Brio as set forth in such Exhibit B.


10.3  Training.  Brio shall provide any training set forth in Exhibit A attached
      --------
hereto.

11. INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION

Indemnity.  Brio will defend, at its expense, any action brought against
---------
Licensee based upon a claim that the Licensed Program Materials used within the scope of any license granted hereunder directly infringe a U.S. patent or copyright. Brio further agrees to pay all damages and costs finally awarded against Licensee attributable to such claim; provided that Brio shall have sole control of any such action or settlement negotiations, and provided that Licensee notifies Brio promptly in writing of such claim and gives Brio all authority, information and assistance, at Brio's expense, reasonably necessary to settle or defend such claim. Brio shall not be liable for any costs or expenses incurred without its prior written authorization. If the Licensed Program Materials become, or in the opinion of Brio may become, the subject of a claim of infringement of any United States patent or copyright, Brio may, at its option: (1) procure for Licensee the right to use the Licensed Program Materials free of any liability; (ii) replace or modify the Licensed Program Materials to make them non-infringing; or (iii) remove the Licensed Program Materials, or part thereof, and refund the aggregate payments paid therefor by Licensee, less an amount equal to 20% of the purchase price of the license for such Licensed Program Materials for each year of use. Brio assumes no liability hereunder for: (i) any method or process in which the Licensed Program Materials may be used; or (ii) any compliance with Licensee's specifications. Brio shall have no obligation to defend Licensee or to pay costs, damages or attorney's fees for any claim based upon: (A) use of other than a current unaltered release of the Licensed Program Materials; or (B) the combination, operation or use of any Licensed Program Materials furnished hereunder with non-Brio programs or data if such infringement would have been avoided but for the combination, operation or use of the Licensed Program Materials with such programs or data. THIS SECTION 11.1 SETS FORTH THE SOLE AND EXCLUSIVE LIABILITY OF BRIO FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

12. UNITED STATES RESTRICTED RIGHTS AND EXPORT LAWS AND REGULATIONS

If Licensee is an agency, department or entity of the United States Government ("Government"), then use, reproduction, release, modification or disclosure of the Licensed Program Materials, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal

Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies. The Licensed Program Materials are a commercial product, which was developed at private expense. The use of the Licensed Program Materials by any Government agency, department or other agency of the Government is further restricted as set forth in this Agreement. Any obligation of Licensor to provide Products under this Agreement shall be subject in all respects to all United States laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States. Licensee shall not export, directly or indirectly, any Products or related information without first obtaining all required licenses and approvals from the appropriate government agencies.

13.  LIMITATION OF LIABILITY


Other than its liability under 11 above, Licensee agrees that Brio's liability hereunder for damages arising from use, performance or nonperformance of the Licensed Program Materials, including but not limited to liability for patent and copyright infringement, shall be as set forth above in Sections 9 and 11, and shall in no event exceed the amount paid by Licensee pursuant to this Agreement. Licensee further agrees that BRIO WILL NOT BE LIABLE FOR ANY LOST PROFITS, FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY CLAIM OR DEMAND AGAINST LICENSEE BY ANY OTHER PARTY. IN NO EVENT WILL BRIO BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF BRIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND UNDER ANY CAUSE OF ACTION, INCLUDING NEGLIGENCE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. No action may be brought or arbitration demanded by Licensee for any dispute arising out of or in connection with this Agreement at any time more than twelve (12) months after the facts occurred giving rise to the cause of action or dispute. Licensee is responsible for the selection of software products to satisfy its requirements, and for the data and other results obtained from operation of the Licensed Program Materials. Brio will have no liability to Licensee or third parties in connection with such data and other results.

14.  TERM AND TERMINATION

14.1 Term. The term of this Agreement and the license granted hereunder shall
     ----
commence on the date set forth at the beginning of this Agreement and shall continue until terminated in accordance with this Section 14.

14.2 Termination. Either party may, at its option, terminate this Agreement upon
     -----------
written notice to the other party if the other party materially fails to comply with any of the terms and conditions of this Agreement and if such default has not been cured within thirty (30) days after written notice to the defaulting party.

14.3 Surviving Terms. Sections 3, 4, 5, 8, 9.2, 9.3, 11, 12, 13, 14.3 and 15,
     ---------------
and all payment obligations incurred prior to termination of this Agreement, shall survive termination of this Agreement. Within thirty (30) days after termination of this Agreement, Licensee shall return to Brio, at Licensee's expense, and shall make no further use of, any property, materials or other items of Brio, and shall certify in writing to Brio, that the originals and all copies, in whole or in part, in any form, of the Licensed Program Materials have been destroyed or returned to Brio.

15.  GENERAL PROVISIONS

15.1 Assignment.  All the terms and provisions of this Agreement shall be
     ----------
binding upon and inure to the benefit of the parties to this Agreement and to their respective heirs, successors, assigns and legal representatives. Licensee may not assign this Agreement in whole or in part, except with Brio's written consent, which shall not be unreasonably withheld. Any assignment by Licensee shall not result in an increase in the scope of the license granted pursuant to this Agreement. Brio shall be entitled to assign this Agreement to a successor to all or substantially all of its relevant assets without restriction.


15.2 Entire Agreement. This Agreement represents the entire agreement between
     ----------------
the parties, and supersedes all prior agreements and understandings with respect to the matters covered by this Agreement. Licensee agrees that it has not entered into this Agreement based on any representations other than those contained herein. This Agreement may only be amended by a written agreement signed by both parties.

15.3 Delays.  Brio is not responsible for failure to fulfill its obligations
     ------
under this Agreement due to causes beyond its control.

15.4 Governing Law. This Agreement shall in all respects be governed by the laws
     -------------
of the State of California without reference to its principles of conflicts of laws. The parties hereby agree that all disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. Licensee hereby consents to the personal and exclusive jurisdiction and venue of these courts.

15.5  Arbitration. Any claim, dispute, or controversy arising out of or in
      -----------
connection with or relating to this Agreement, including the breach or alleged breach thereof, will be submitted by the parties to binding arbitration by the American Arbitration Association in the City of San Jose, California, under the commercial rules then in effect for that Association, except as provided herein. The parties will agree on one (1) arbitrator within thirty (30) days of receipt of the notice of intent to arbitrate. If no arbitrator is appointed within the time herein provided, or any extension of time which is mutually agreed upon, the Association will make such appointment within thirty (30) days of such failure. Such Association-appointed arbitrator will have a minimum of ten (10) years experience with development software for computers, internet applications, and knowledge of wide area networks. The awarded rendered by the arbitrator will include costs of arbitration, reasonable costs for expert and other witnesses, and reasonable attorney's fees to the prevailing party. Licensee acknowledges that any breach of its obligations with respect to the proprietary rights of Brio and its licensors or third party suppliers will cause Licensee irreparable injury for which there are inadequate remedies at law and, therefore, the arbitrator may award Brio and its licensors equitable relief in addition to all other remedies available to them. Judgment on the arbitration award may be entered in any court having Jurisdiction thereof. Nothing in this Agreement will be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of this dispute as is necessary to protect either party's name, proprietary information, trade secret, know-how, or any other intellectual property rights. Because both parties to this Agreement have had the opportunity to negotiate individual provisions of this Agreement, the parties agree that any arbitrator or court shall not construe any ambiguity that may exist in the Agreement against a party on the basis of that party having drafted the Agreement.

15.6 Waiver.  The waiver of any particular breach or default or any delay in
     ------
exercising any rights shall not constitute a waiver of any subsequent breach or default.

15.7 Notices. All notices permitted or required under this Agreement shall be in
     -------
writing and shall be delivered in person or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.


15.8 Headings. The headings of the several sections of this Agreement are
     --------
intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

15.9 Force Majeure. Neither party shall be responsible for any failure to
     -------------
perform its obligations (other than payment obligations) under this Agreement due to reasons beyond its reasonable control, including without limitation acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

15.10 Counterparts. This Agreement may be executed in counterparts, each of
      ------------
which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement and any Exhibits hereto as of the date first set forth above.


          BRIO TECHNOLOGY, INC.                 TriNet VCO
                                                ("LICENSEE")


          /s/ LORI L. HARMON                    /s/ DOUGLAS P. DEVLIN
          ------------------                    ---------------------
          (Signature)                           (Signature)


          Lori L. Harmon                        Douglas P. Devlin
          ------------------                    ---------------------
          (Print Name)                          (Print Name)

          Vice President                        Chief Financial Officer
          ------------------                    -----------------------
          (Title)                               (Title)

EXHIBIT A
---------

LICENSE GRANTS, LICENSE AND SUPPORT AND MAINTENANCE FEES, AND TRAINING
----------------------------------------------------------------------

1.  License Grants.
    --------------

Licensee is granted a nonexclusive non-transferable license to install the number of copies of the Licensed Programs outlined below in this Exhibit. Licensee shall have a nonexclusive license to use the Licensed Documentation solely for the Licensee's internal purposes and solely in connection with Licensee's use of the Licensed Program Materials. Licensee's use of Licensed Program Materials shall be solely for Licensee's internal business or administrative purposes.

2.  Products, License Fees, Support and Maintenance Fees.
    ----------------------------------------------------

PRODUCT     QUANTITY   UNIT PRICE  EXTENDED PRICE  1ST YEAR MAINTENANCE
-------     --------   ----------  --------------  --------------------

Brio.Portal*    1          [*]         [*]                [*]

GRAND TOTAL                                               [*]


*Includes:
[*]
[*]
[*]
[*]
[*]

**Plus applicable sales taxes

[*] Confidential Treatment Requested

EXHIBIT B
----------

SUPPLEMENTAL TERMS AND CONDITIONS FOR SUPPORT AND MAINTENANCE ONLY

In the event Licensee has initialed this Exhibit, then the following terms and conditions will apply solely for yearly Support and Maintenance services for Licensed Program Materials and Updates therto. The obligation of Licensee to make payment to BRIO for Support and Maintenance fees commences upon the Effective Date of this Agreement. This Agreement for Support and Maintenance will renew automatically at the end of the first calendar year after the Effective Date hereof, and sixty (60) days prior to such anniversary, BRIO will Invoice Licensee for the following years Support and Maintenance fees at the then prevailing BRIO rates for such Support and Maintenance, not to exceed a 10% increase over the prior year's Support and Maintenance Fees. Licensee may elect to terminate this Support and Maintenance Agreement by giving BRIO written notice of its intent to so terminate, no later than thirty (30) days prior to the anniversary date. Failure of Licensee to so notify BRIO will constitute Licensees agreement to make payment to BRIO for a further year of Support and Maintenance fees as invoiced by BRIO. In the event that BRIO does not receive further Maintenance Fees for one or more annual maintenance periods, Maintenance can be reactivated by mutual agreement upon payment by Licensee of all Maintenance Fees due for the period in which Maintenance was not provided. The fees for the initial term of Support and Maintenance are outlined in Exhibit A of this Agreement. This Exhibit does not apply to Support or Maintenance services for any modifications of the Licensed Program Materials, which my be quoted to Licensee by Brio.


1. DEFINITIONS

The following defined terms, and other capitalized terms defined herein, shall govern the interpretation of this Exhibit. Capitalized terms that are used and not otherwise defined shall have the meaning set forth in the Software License Agreement.

1.1  Error.  Error means a material failure of the Licensed Program Materials to
     -----
conform as described in the applicable User Documentation, which failure is demonstrable in the environment for which the Licensed Program Materials was designed and causes it to be inoperable, to operate improperly in the environment for which it was designed, or produces results different from those described in the applicable User Documentation. Failures resulting from Licensee's negligence or improper use of the Licensed Program Materials, modifications or damage to the Licensed Program Materials by Licensee, and Licensee's use of the Licensed Program Materials on third party hardware or software not identified and certified to Licensee as compatible by BRIO, are not considered Errors.

1.2  Error Correction.  Error correction means either a modification or addition
     ----------------
that, when made or added to the Licensed Program Materials, brings the Licensed Program Materials into material conformity with its User Documentation or a procedure or routine that, when observed in the regular operation of the Licensed Program Materials, avoids the practical adverse effect of such nonconformity.

1.3   Update.  Update means an updated revision of the Licensed Program
      ------
Materials that includes Error Corrections. Provided Licensee has initialed this Exhibit B, and continue to make yearly maintenance payments, under this Agreement, Updates are normally provided to Licensee on diskette, CD ROMs, tapes or made available via the BRIO Homepage. Updates are any Updates of Licensed Program Material identified by Brio by incrementing the numeral to the left or right of the decimal point in the version number.

SECTION 2 - SUPPORT AND MAINTENANCE SERVICES
--------------------------------------------

2.1  Error Correction
     ----------------

Call Priorities

Call priorities are established with the level of urgency or impact on the customers business. Each priority level has a Response Time, Issue Resolution and Defect Resolution Objective associated with it as shown below:/1/

Priority    Description                                 Response Time      Issue                Defect
                                                        Objective          Resolution           Resolution
                                                                           Objective            Objective
-----------------------------------------------------------------------------------------------------------------
1           Critical: Application Down, Unable to     1 Hour                /8/ Hours To        Next Available
            use or severely impaired. No work                               resolve or          Patch.
            around available.                                               provide work
                                                                            around.
-----------------------------------------------------------------------------------------------------------------
2           Serious: Important feature not            2 Hours               /2/ Days To         Future Patch or
            available, work around not available.                           resolve or          next Minor
                                                                            provide work        Release.
                                                                            around.
-----------------------------------------------------------------------------------------------------------------
3           Intermediate: Question, Important         8 Hours               /2/ Weeks To        Future Patch or
            feature not available, but there is a                           resolve or          next Major
            reasonable work around, or a less                               provide work        Release.
            significant feature is not available                            around.
            with no reasonable work around.
-----------------------------------------------------------------------------------------------------------------
4           Minor: Enhancement or minor problem       24 Hours              /4/ Weeks To        Future scheduled
            that doesn't cause a disruption of                              resolve or          release
            work.                                                           provide work        determined by
                                                                            around.             Brio.
-----------------------------------------------------------------------------------------------------------------


If Brio is unable to correct the Error(s) as described above for Priority 1 and 2 Errors, within 8 hours or two (2) business days as applicable, Brio will provide Licensee with the then existing diagnosis of the problem and outline Brio's then existing plan and timetable for resolving the Error. Brio will report its progress in correcting the Error to Licensee in accordance with the table for resolving the Error. Brio shall work continuously on such Errors until such Errors are remedied. SECTION 2 ("SERVICES PROVIDED") AND 3 ("RESPONSE TIMES") STATE BRIO'S ENTIRE LIABILITY AND LICENSEES SOLE AND EXCLUSIVE REMEDY CONCERNING BRIO'S OBLIGATION TO CORRECT ANY ERRORS IN THE LICENSED PRODUCT.

2.2.  Licensee Responsibilities.  Licensee agrees to notify BRIO in writing or
      -------------------------
by phone promptly following the discovery of any Error. Further, upon discovery of an Error, Licensee agrees, if requested by BRIO, to submit to BRIO a listing of output and any other data that BRIO may require in order to reproduce the Error and the operating conditions under which the Error occurred or was discovered. In addition, Licensee is responsible for procuring, installing, and

________________
/1/ All response times are based on Brio's standard support hours from 5 a.m. to 5 p.m. Pacific Time.

maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary for BRIO to provide maintenance services to Licensee.

2.3.  Telephone Support.  BRIO will make a member of its maintenance staff
      -----------------
available by telephone to Licensee's designated support coordinator (Licensee's named employee responsible for liaison with BRIO relating to the Software Support and Maintenance requested hereunder) to assist Licensee's use of the Licensed Program Materials. Licensee's System Administrator will be responsible for daily Support and Maintenance of the Licensed Program Materials per the applicable Documentation. Additional extended service plans are available from BRIO at Licensee's request.

2.4  Field Maintenance.  Upon request, BRIO will provide field support and
     -----------------
maintenance services at any Licensee field site(s) at BRIO's then current hourly field maintenance rates, together with reimbursement of applicable travel and related expenditures, at BRIO's cost plus a 10% administrative charge.

2.5  Exclusions from Support and Maintenance Services.  Support and Maintenance
     ------------------------------------------------
services under this Exhibit do not include, system administration training, operations training, network management setup for the licensed Program Materials, travel and living expenses for installation and training, file conversion costs, optional products and services, directories, consulting services, shipping charges, or the costs of any recommended hardware.

This Exhibit also does not cover support or maintenance services for any failure or defect in the Licensed Program Materials caused by any of the following:
(a) the improper use, alteration, or damage of the Licensed Program Materials by Licensee or persons other than BRIO employees;
(b) modifications to the Licensed Program Materials not made or authorized by BRIO;
(c)  software other than the Licensed Program Materials;
(d) application interfacing between the Licensed Program Materials and other software, that has not be approved or certified by Brio as being compatible with the Licensed Program Materials.
(e) Use of Licensed Program Materials (l) with hardware, or third party software that has not been approved and certified by BRIO.

SECTION 3 UPDATES

3.1 During each annual support and maintenance period in which Brio is providing support and maintenance, Brio shall provide licensee with updates of the licensed program materials at such time as such updates are made generally available by Brio to it customer of the licensed program materials.

3.2  Update Support Policy:
     ---------------------

BRIO will support the current Update. The previous version will be supported for twelve (12) months after the effective date of the current Update. Support will be for Critical Errors (i.e., Priority 1 bugs) only, on a best-efforts basis and subject to availability of support staff.

3.3  Travel and per diem expenses. Licensee will pay, within fifteen (15) days
     ----------------------------
of invoice, all reasonable travel and per diem expenses of BRIO personnel related to any on-site support and maintenance of the Licensed Program Materials. For all expenses incident to the performance of this Exhibit, Licensee will pay BRIO's costs, plus a 10% administrative charge.

BRIO                                    LICENSEE

By:  /s/ Lori L. Harmon                       By: /s/ Douglas P. Devlin
     ------------------                           ---------------------

Name:  Lori L. Harmon                         Name:  Douglas P. Devlin
     ------------------                            --------------------

Date:  September 29, 1999                     Date:  September 28, 1999
     ---------------------                         --------------------